UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under the Securities Act of 1933

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	26-0067474
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of Principal Executive Office and Zip Code)

2007 Omnibus Incentive Plan
Cary J. Claiborne Separation Agreement dated October 8, 2010
Miles F. Mahoney Employment Agreement dated October 9, 2010
(Full Title of the Plan)

Miles F. Mahoney
President and Chief Executive Officer
New Generation Biofuels Holdings, Inc.
5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(410) 480-8084
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Todd A Taylor, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock Issuable under the Omnibus Incentive Plan	10,000,000	$0.065	$650,000	$75.47
Separation Agreement	1,500,000	0.065	97,500	11.32
Employment Agreement	1,000,000	0.065	65,000	7.55

(1)
Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the Plan.

(2)
Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB on December 19, 2010.

PART I

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the instructions to Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428.

REOFFER PROSPECTUS

4,748,710 Shares of Common Stock

Certain of our officers, directors and employees, all of whom are named in this prospectus (the “Selling Shareholders”), may offer and sell from time to time, for their own account, up to 4,748,710 shares of our common stock, $0.001 par value per share (the “Shares”) that were acquired in connection with grants of shares of our common stock and restricted stock, each granted pursuant to our Omnibus Incentive Plan (the “Plan), except for (i) a grant of 1,500,000 Shares to Cary J. Claiborne, which were granted pursuant to a Separation Agreement dated October 8, 2010, between Mr. Claiborne and the Company, as amended October 19, 2010 (the “Separation Agreement”); and (ii) a grant of 500,000 Shares of common stock and 500,000 Shares of restricted stock to Miles F. Mahoney, which were granted pursuant to an Employment Agreement dated October 9, 2010, between Mr. Mahoney and the Company (the “Employment Agreement”).  We will not receive any of the proceeds from the sale of the Shares.

The Shares constitute “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholders to the public. The Selling Shareholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices.  Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.  In connection with such sales, the Selling Shareholders and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.  The Selling Shareholders will also pay any fees and disbursements of counsel and experts for the Selling Shareholders.  See “Plan of Distribution” beginning on page 5 of this reoffer prospectus.

Our common stock is currently listed on the OTCQB under the symbol “NGBF.PK.”

Investing in the securities we may offer involves various risks. See the sections “Risk Factors” beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December 30, 2010

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  Our common stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
ABOUT NEW GENERATION BIOFUELS HOLDINGS, INC.	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
RISK FACTORS	2
USE OF PROCEEDS	3
SELLING SHAREHOLDERS	3
PLAN OF DISTRIBUTION	4
LEGAL MATTERS	5
EXPERTS	5
WHERE YOU CAN FIND MORE INFORMATION	5

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC.  We have provided to you in this prospectus (the “Prospectus”) a general description of the Selling Shareholders and the Plan of Distribution of the Shares.  To the extent there is a conflict between the information contained in this Prospectus and any of our subsequent filings with the SEC, the statement in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement, of which this Prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Incorporation of Documents by Reference.”

ABOUT NEW GENERATION BIOFUELS HOLDINGS, INC.

New Generation Biofuels Holdings, Inc.

We are a renewable biofuels provider that is marketing a new class of “second generation” biofuels for use in diesel fuel applications, including power generation, commercial and industrial heating and marine transportation, that began generating revenues in 2008.

We produce our biofuels using a proprietary blending technology that we believe is simpler, cleaner, less expensive, and less energy intensive than the complex chemical reaction process used to produce traditional biodiesel. We believe that this technology gives us a competitive advantage by enabling us to produce biofuels that are cleaner and less expensive than our competitors. Our technology also gives us the flexibility to produce our biofuel from multiple feedstocks, which allows us to use non-edible raw materials in our production process, when desirable. We believe that these fuel characteristics will enable us to customize our product to specific customer requirements and react more quickly to trends in the biofuels market.

During the year ended December 31, 2009, we commenced our principal business operations and have exited the development stage. Prior to that, from our inception, we were a development stage entity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities.”

We have incurred annual operating losses since inception and expect to incur substantial operating losses in the future in connection with the development of our core products. As of September 30, 2010, we had an accumulated deficit of $57.9 million.  The operation and development of our business will require substantial additional capital to fund our operations, payments due under our exclusive license, the acquisition or development of manufacturing plants, research and development and working capital and general corporate purposes.

Our near-term business strategy involves the following:

•
Direct Sales.  We are seeking to develop a revenue stream from direct sales of our biofuel produced at our Baltimore production facility. Based on existing contracts with our customers, we are seeking to expand our facility over the next several months, if sufficient resources are available.  Our longer term strategy would include construction of additional plants.

•
Technology Licensing.  As a second potential revenue stream, our business plan contemplates collecting royalties through licensing our proprietary technology where it is more efficient for manufacturers to produce our biofuel at their own plants rather than requiring production at our facilities. We are in the process of exploring various technology licensing relationships.

•
Government Tax Credits.  We are also pursuing our eligibility and qualification for tax credits and other government incentives to strengthen the competitive position of our biofuel and to otherwise attempt to take advantage of the U.S. government’s encouragement of “green” technologies.

•	Strategic Partners. We are seeking arrangements with strategic partners who would both provide funding and support our efforts to develop our production capacity and attract customers.

•	Research and Development. To the extent permitted by our limited resources, we are continuing to develop our technology and extend it to fuels with additional applications.

Our principal executive office is located at 5850 Waterloo Road, Suite 140, Columbia, Maryland 21045. Our telephone number is (410) 480-8084. Our website is www.newgenerationbiofuels.com. The information on our website or any other website is not incorporated by reference into this prospectus supplement or any accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements; however, we are not afforded these protections provided by this “safe harbor.”  Even though we are not afforded the “safe harbor” protection, we have included such “forward-looking” information in this prospectus, as well as in materials incorporated herein by reference, and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) to provide information with respect to our current expectations for the Company, but you should not rely on such “forward-looking” statements or assume that some or any of these statements will be correct.

This prospectus and information incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, included in or incorporated by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “should,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in and incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Other risks, uncertainties and factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those projected in any forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update or revise any forward-looking statements, or to so update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and those in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our subsequent filings with the SEC, which are incorporated by reference herein, and the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. You also should refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

We may not close the proposed strategic transaction and investment with Milestone Biofuels as contemplated by our memorandum of understanding (“MOU”), on acceptable terms or at all.

Although the non-binding MOU with Milestone Biofuels was amended to extend the due diligence period an additional 90 days, the MOU remains subject to due diligence and negotiation, execution and delivery of definitive agreements acceptable to both parties and approval by their respective boards of directors.  There can be no assurance that the transaction will be completed, either on the proposed terms and within the timeframe currently anticipated, or at all.

If we are unable to replace our largest single biofuel sales contract that we recently terminated for failure to perform, revenue growth and our results of operations may be negatively impacted.

In May 2010, we terminated our largest single biofuel sales contract, under which Fenix Energy had agreed to purchase a minimum of 750,000 gallons of our biofuel per month for 12 months, for certain failures to perform. It may take us a significant period of time to replace the sales volume represented by that one contract, and we cannot assure you whether or when we will be able to do so.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the Selling Shareholder.  We will not receive any proceeds from any sale of shares by the Selling Shareholders.

SELLING SHAREHOLDERS

This prospectus relates to shares of common stock that have been acquired or are acquirable by the Selling Shareholders, in connection with grants pursuant to the Plan.

This prospectus covers 4,748,710 shares of common stock that (i) have been acquired or are acquirable by the Selling Shareholders pursuant to grants under the Plan.  The following table sets forth:

o	The name and principal position or positions of the Selling Shareholders over the past three years with the Company;
o	The number of shares of common stock each Selling Shareholder beneficially owned as of December 1, 2010;
o
The number of shares of common stock and the percentage, if 1% or more, of the total class of common stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Shareholder in connection with grants pursuant to the Plan and registered under this Registration Statement.

There is no assurance that the Selling Shareholders will sell any or all of the shares offered under this Registration Statement.  The information included in the table assumes that the Selling Shareholder will elect to sell all of his shares set forth under “Shares Covered by this Prospectus.”

					Shares Beneficially Owned After this Offering
Selling Shareholder	Position with the Company	Shares Beneficially Owned		Shares Covered by this Prospectus	Number	Percentage (1)
Phil Wallis	Former Chief Marketing Officer	404,161	(2)	47,467	356,694	*
Phil Cherry, Jr.	Former VP of Engineering and Operations	178,666	(3)	25,573	153,093	*
C. David Wright	Former VP of Product Development	163,443	(4)	22,509	140,934	*
Joe Fasciglione	Controller	263,694	(5)	103,712	159,982	*
Tina Keenan	Office Manager	53,647	(6)	21,987	31,660	*
Cary Claiborne	Former Chief Executive Officer and President	3,517,579	(7)	1,834,376	1,683,203	4.4%
Lee Rosen	Former Chairman of The Board	3,117,700	(8)	917,255	2,200,445	3.9%
Dave Goebel	Chief Operating Officer	672,446	(9)	293,439	379,007	*
Connie Lausten	VP Legislative and Regulatory Affairs	383,180	(10)	168,157	215,023	*
Brett Kurtz	Senior Accountant	55,741	(11)	11,917	43,824	*
Bryan McPhee	Director of Business Analysis & Investor Relations	140,835	(12)	46,915	93,920	*
Andrea Festuccia	Chief Technology Officer	775,683	(13)	255,403	520,280	1.0%
Miles F. Mahoney	Chief Executive Officer and President	1,500,000	(14)	1,000,000	500,000	2.08%

(1)	Based on 78,763,620 shares of the Company’s common stock outstanding as of December 1, 2010.
(2)	Includes stock options to acquire 356,694 shares of common stock of the Company within 60 days of December 1, 2010.
(3)	Includes stock options to acquire 153,093 shares of common stock of the Company within 60 days of December 1, 2010.
(4)	Includes stock options to acquire 140,934 shares of common stock of the Company within 60 days of December 1, 2010.
(5)
Includes 1,850 shares of common stock, stock options to acquire 146,376 shares of common stock of the Company within 60 days of December 1, 2010, 255 Series B Preferred Shares convertible into 10,256 shares of common stock of the Company, including accrued but unissued dividends, and warrants to acquire 1,500 shares of common stock of the Company within 60 days of December 1, 2010.

(6)	Includes stock options to acquire 31,660 shares of common stock of the Company within 60 days of December 1, 2010.
(7)
Includes 40,091 shares of common stock, stock options to acquire 1,619,416 shares of common stock of the Company within 60 days of December 1, 2010, 510 Series B Preferred Shares convertible into 20,696 shares of common stock of the Company including accrued but unissued dividends , and warrants to acquire 3,000 shares of common stock of the Company within 60 days of December 1, 2010.

(8)
Includes 15,852 shares of common stock, stock options to acquire 2,178,343 shares of common stock of the Company within 60 days of December 1, 2010 and warrants to acquire 6,250 shares of common stock of the Company within 60 days of December 1, 2010.

(9)	Includes stock options to acquire 379,007 shares of common stock of the Company within 60 days of December 1, 2010.
(10)	Includes stock options to acquire 215,023 shares of common stock of the Company within 60 days of December 1, 2010.
(11)	Includes 4,400 shares of common stock andstock options to acquire 39,424 shares of common stock of the Company within 60 days of December 1, 2010.
(12)	Includes 5,000shares of common stock and stock options to acquire 88,920 shares of common stock of the Company within 60 days of December 1, 2010.
(13)	Includes stock options to acquire 520,280 shares of common stock of the Company within 60 days of December 1, 2010.
(14)	Includes stock options to acquire 500,000 shares of common stock of the Company within 60 days of December 1, 2010, and 500,000 shares of restricted stock for which Mr. Mahoney has sole power to vote.
*   Less than 1%

PLAN OF DISTRIBUTION

The Selling Shareholders, or the pledgees, donees, transferees or other successors in interest of such Selling Shareholders, may sell shares pursuant to this prospectus from time to time:

•	in transactions on the over the counter bulletin board;

•	in the public market off the over the counter bulletin board;

•	in privately negotiated transactions;

•	through put or call options transactions relating to the shares; or

•	in a combination of all such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Shareholder will be borne by that Selling Shareholder.

The Selling Shareholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Shareholder may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Shareholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

LEGAL MATTERS

The validity of the Shares being offered hereby is being passed upon for us by Fredrikson & Byron, P.A. We have received certain advice from our legal counsel in connection with the matters described herein. Such legal advice is solely for our benefit and not for any shareholder or prospective investor. Purchasers of the shares offered hereby are not entitled to rely on any such advice and should not consider any such counsel to represent them or their interests. Prospective investors should consult with their own legal and other counsel.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years ended December 31, 2009 and 2008 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the years ended December 31, 2009 and 2008, which have been audited by Reznick Group, P.C. and Imowitz Koenig & Co., LLP, respectively, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference, and has been so incorporated in reliance upon the report of such firms given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at “http://www.sec.gov.”

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents in this reoffer prospectus. The information incorporated by reference is considered to be part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (SEC File No. 001-34022) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009, as amended;

2.	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, as amended if applicable;

3.
Our Current Reports on Form 8-K filed with the SEC on April 2, 2010, May 6, 2010, May 13, 2010 and June 14, 2010, June 29, 2010, July 13, 2010, August 17, 2010, August 18, 2010, August 23, 2010, September 2, 2010, September 24, 2010, September 27, 2010, September 28, 2010, October 6, 2010, October 15, 2010, November 2, 2010, November 4, 2010, November 23, 2010, and December 14, 2010, except for portions of such reports which were deemed to be furnished and not filed; and

4.	The description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on April 14, 2008, and as amended September 22, 2008.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

We will provide, at no cost, a copy of these filings to each person, including any beneficial owner, to whom a prospectus is delivered upon oral or written request to our Chief Financial Officer at the following address and telephone number:

Dane R. Saglio
New Generation Biofuels Holdings, Inc.
5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(410) 480-8084

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference herein (SEC File No. 001-34022):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009, as amended;

2.	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, as amended if applicable;

3.
Our Current Reports on Form 8-K filed with the SEC on April 2, 2010, May 6, 2010, May 13, 2010 and June 14, 2010, June 29, 2010, July 13, 2010, August 17, 2010, August 18, 2010, August 23, 2010, September 2, 2010, September 24, 2010, September 27, 2010, September 28, 2010, October 6, 2010, October 15, 2010, November 2, 2010, November 4, 2010, November 23, 2010, and December 14, 2010, except for portions of such reports which were deemed to be furnished and not filed; and

4.	The description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on April 14, 2008 and as amended September 22, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 607.0850 of the Florida Act provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2008).

4.2	First Amendment to Omnibus Incentive Plan.*

4.3	Second Amendment to Omnibus Incentive Plan.*

5.1	Opinion of Fredrikson & Byron, P.A.

10.1
Separation Agreement dated October 8, 2010, between Cary J. Claiborne and the Registrant. (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2010)

10.2
Employment Agreement dated October 9, 2010, between Miles F. Mahoney and the Registrant (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2010)

10.3
Amendment to Separation Agreement dated October 19, 2010, between Cary J. Claiborne and the Registrant. (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2010)

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of Reznick Group, P.C.

24.1	Power of Attorney (included on signature page hereof).

*  Filed herewith

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on December ___, 2010.

NEW GENERATION BIOFUELS HOLDINGS, INC.

By:	/s/ Miles F. Mahoney
Miles F. Mahoney
President and Chief Executive Officer

POWER OF ATTORNEY

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each of the undersigned constitutes and appoints Miles F. Mahoney and Dane R. Saglio his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of New Generation Biofuels Holdings, Inc. relating to the Registrant’s 2008 Equity Incentive Plan, as amended, and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date

/s/ Miles F. Mahoney	President, Chief Executive Officer, and Director	December 30, 2010
Miles F. Mahoney

/s/ Dane R. Saglio	Chief Financial Officer	December 30, 2010
Dane R. Saglio

/s/ David H. Goebel	Chief Operating Officer and Director	December 30, 2010
David H. Goebel

/s/ John E. Mack	Chairman of the Board	December 30, 2010
John E. Mack

/s/ Douglas S. Perry	Director	December 30, 2010
Douglas S. Perry

/s/ Robert Sheppard, Jr.	Director	December 30, 2010
J. Robert Sheppard, Jr.

The Plan: Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the 2007 Omnibus Incentive Plan, as amended, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on December 30, 2010.

By:	/s/ Miles F. Mahoney
Miles F. Mahoney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2008).

4.2	First Amendment to Omnibus Incentive Plan.*

4.3	Second Amendment to Omnibus Incentive Plan.*

5.1	Opinion of Fredrikson & Byron, P.A.

10.1
Separation Agreement dated October 8, 2010, between Cary J. Claiborne and the Registrant. (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2010)

10.2
Employment Agreement dated October 9, 2010, between Miles F. Mahoney and the Registrant (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2010)

10.3
Amendment to Separation Agreement dated October 19, 2010, between Cary J. Claiborne and the Registrant. (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2010)

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of Reznick Group, P.C.

24.1	Power of Attorney (included on signature page hereof).

*  Filed herewith